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                                                                   Exhibit 23.3



                    [LETTERHEAD OF FRIEDMAN BILLINGS RAMSEY]



February 28, 2003


Michael Barnes
President
Barnes Associates, Inc.
7733 Forsyth Boulevard, Suite 1810
Saint Louis, Missouri 63105



Dear Mr. Barnes:

Thank you for the security alarm industry information that you have sent FBR over the past several months.

With your signature of this letter, you agree that Integrated Alarm Services Group, Inc. may reference the following information in its S-1 filing.

- The average RMR purchase multiple for portfolios with less than $50,000 in Recurring Monthly Revenue was 32.7 times in 2001 and 31.1 times in 2002.


Thank you again for the information you have provided.



Sincerely,

/s/ Thomas J. Murphy
--------------------
Thomas J. Murphy
Associate, Investment Banking
Friedman, Billings, Ramsey & Co., Inc.


/s/ Michael Barnes
------------------
Michael Barnes
President
Barnes Associates, Inc.



                                        Friedman, Billings, Ramsey & Co., Inc.
                                                  1001 Nineteenth Street North
                                                     Arlington, Virginia 22209
                                                                  703.312.9500
                                                                   www.fbr.com